================================================================================
                                  NEWS RELEASE
                                October 24, 2000
                       ---------------------------------
                             KANKAKEE BANCORP, INC.
                       ---------------------------------
             310 South Schuyler Avenue
             P.O. Box 3                           (815) 937-4440
             Kankakee, IL 60901-0003          Fax (815) 937-3674

For more information contact:
   William Cheffer, Chairman, President and CEO
   Michael A. Stanfa, Executive Vice President           For Immediate Release
   Ronald J. Walters, Vice President and Treasurer
================================================================================

             KANKAKEE BANCORP ANNOUNCES THIRD QUARTER EARNINGS AND
             -----------------------------------------------------
                         PAYMENT OF QUARTERLY DIVIDEND
                         -----------------------------


   Kankakee, Illinois.....(October 24, 2000) Kankakee Bancorp, Inc. (AMEX:KNK),
today released the financial results for the quarter ended September 30, 2000. The Company reported net income of $608,000 for the quarter compared to $385,000 for the comparable 1999 quarter. Basic earnings per share were $.48 for the quarter ended September 30, 2000 compared to $.29 for the 1999 period. Diluted earnings per share were $.47 for the quarter ended September 30, 2000 compared to $.28 for the comparable 1999 period. The increase in diluted earnings per share was 67.9%.

   According to William Cheffer, Chairman, President and CEO of Kankakee Bancorp, Inc., "During 2000 the Company has worked hard to aggressively grow our asset base and has successfully continued our shift of assets from cash and securities into loans. The results include increases in net earning assets, net interest margin, net income and the return on equity. We believe our activities during the first nine months of 2000 will provide continued positive results for the balance of 2000 and into 2001."

                               Quarterly Results
                               -----------------

   During the third quarter of 2000, net interest income before provision for losses on loans was $3.2 million, or $302,000 (10.3%) more than for the same period in 1999. The annualized return on assets for the third quarter of 2000 was .55% compared to .38% for the third quarter of 1999.

   During the third quarter of 2000, the provision for losses on loans was $20,000. There was no provision for losses on loans during the third quarter of 1999. During the second and third quarters of 2000, the Company has had substantial growth in net loans, which, in conjunction with management's review of the portfolio, indicated the need for a moderate amount of additional reserves.

   Other income increased by $58,000, or 9.5%, from $605,000 for the third quarter of 1999 to $663,000 for the third quarter of 2000. This was due to increases of $63,000 in fee income, $12,000 in the gain on the sale of securities available-for-sale and $22,000 in gain on sale of loans held for sale. The $63,000 increase in fee income was due to growth in the number of checking accounts resulting in additional fees related to such accounts. These increases were partially offset by decreases of $10,000 in insurance commissions and $29,000 in other income.

   General and administrative expenses for the third quarter of 2000 were $3.0 million, or approximately the same as those for the third quarter of 1999. There were increases of $66,000 (4.4%) in compensation and benefits, $85,000 (2,275.4%) in the provision for losses on foreclosed assets, and $1,000 (0.3%) in furniture and equipment expenses. These increases were substantially offset by decreases of $23,000 (56.4%) in federal insurance premiums, $22,000 (19.8%) in advertising, $68,000 (12.7%) in other general and administrative expense, $12,000 (4.1%) in occupancy expense, $16,000 (14.5%) in telephone and postage and $7,000 (6.9%) in data processing expense.

                               Nine Month Results
                               ------------------

   Net income for the nine months ended September 30, 2000 was $1.9 million, or $611,000 (48.2%) more than net income for the same period in 1999. Basic earnings per share were $1.49 and $.95 for the nine-month periods ended September 30, 2000 and 1999, respectively. Diluted earnings per share were $1.45 and $.90, respectively, for the same periods. The increase in diluted earnings per share was 61.1%. Net interest income was $9.6 million for the nine month period of 2000, compared to $8.6 million for the 1999 period, an increase of $978,000 or 11.4%. The net interest margin for the nine months ended September 30, 2000 was 3.28% compared to 3.05% for the same period in 1999. The annualized return on assets for the first nine months of 2000 was .60%, compared to .41% for the first nine months of 1999.

   Other income decreased by $165,000, or 8.2%, from $2.0 million for the first nine months of 1999, to $1.9 million for the first nine months of 2000. Decreases of $192,000 in other income, $54,000 in fee income and $1,000 in gain on sale of securities available-for-sale were partially offset by increases of $67,000 in insurance commissions, $3,000 in gain on sale of real estate held for sale, $1,000 in gain on sale of loans and $12,000 in gain on sale of office-related property. The decrease in fee income was due to a positive adjustment in the carrying value of originated loan servicing rights during the first nine months of 1999 which did not recur in the first nine months of 2000. The $192,000 decrease in other income resulted from the absence of rental income on real estate owned during 2000, due to the disposal during the third quarter of 1999 of the property for which rents had been received.

   General and administrative expenses for the first nine months of 2000 decreased by $145,000, or 1.7%, to $8.6 million from $8.7 million for the first nine months of 1999. There were decreases of $142,000 (9.3%) in other general and administrative expense, $72,000 (57.0%) in federal insurance premiums, $41,000 (13.8%) in data processing services, $56,000 (19.2%) in advertising, $12,000 (1.5%) in occupancy expense, and $13,000 (4.2%) in the amortization of intangible assets. The decreases were partially offset by increases of $109,000 (2.4%) in compensation and benefits and $88,000 (266.1%) in provision for losses on repossessed assets.

   The Company's total assets were $446.5 million at September 30, 2000, an increase of $41.8 million, or 10.3%, from total assets of $404.7 million at December 31, 1999. An increase of $55.9 million in net loans was partially offset by decreases of $8.5 million in cash and cash equivalents and $4.5 million in investment securities available-for-sale.

   Stockholders' equity totaled $37.9 million at September 30, 2000, reflecting an increase of $1.6 million compared to December 31, 1999. The increase was the result of net income, the exercise of stock options during the nine-month period and a decrease in the unrealized losses on securities available-for-sale. These increases were partially offset by common stock repurchases and dividend payments. Equity per share of common stock increased by $.92, to $30.07 at September 30, 2000 from $29.15 at December 31, 1999. At September 30, 2000, the capital ratios of Kankakee Federal Savings Bank, the Company's wholly-owned subsidiary, continued to be in excess of regulatory requirements.

   The annualized return on stockholders' equity was 6.8% for the nine months ended September 30, 2000 compared to 4.4% for the comparable 1999 period.

                  Stock Repurchase Programs and Stock Options
                  -------------------------------------------

   On January 11, 2000, the Company's Board of Directors approved the repurchase of up to 90,000 shares of the Company's common stock during the period from January 11, 2000, through January 31, 2001. During the quarter ended September 30, 2000, the Company repurchased 18,300 shares of common stock at a total cost of $402,000. During the first nine months of 2000, the Company repurchased 42,300 shares of common stock at a total cost of $938,000. Through September 30, 2000, a total of $12.7 million had been used to repurchase 601,307 shares of common stock under repurchase programs. Subsequent to September 30, 2000 and through October 24, 2000, no additional shares of common stock were repurchased.

   Options on 1,400 shares of common stock were exercised during the third quarter of 2000. As of September 30, 2000, a total of 491,442 shares of common stock were held as treasury stock. Between October 1, 2000 and October 24, 2000, options on 1,300 shares of common stock were exercised. Through October 24, 2000, the Company had received no additional notification of the intention of option holders to exercise options.

           Kankakee Bancorp, Inc. Announces a Fourth Quarter Dividend
           ----------------------------------------------------------

   Kankakee Bancorp, Inc., also announced today that on October 10, 2000, the Board of

Directors declared a cash dividend of twelve cents a share for the fourth quarter of 2000. The dividend will be paid on December 1, 2000 to stockholders of record on November 15, 2000. It is the twenty-fourth consecutive quarterly dividend paid by the Company since the dividend program was instituted on March 1, 1995.

   Kankakee Bancorp, Inc., and Kankakee Federal Savings Bank, are headquartered in Kankakee, Illinois, which is 60 miles directly south of downtown Chicago. In addition to its main office, the Bank operates fourteen offices in the following Illinois communities: Ashkum, Bourbonnais, Bradley, Braidwood, Champaign, Coal City (2), Diamond, Dwight, Herscher, Hoopeston, Manteno, Momence and Urbana.

                                     # # #

                              Financial Highlights
                  Condensed Consolidated Statements of Income
                                    Attached



This release may contain forward looking statements. Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.

                     KANKAKEE BANCORP, INC. AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in Thousands, Except Per Share Data)

                                                            (Unaudited)
                                                  Three Months Ended September 30,
                                                       2000             1999
                                                      ------           ------
Total interest income                                 $7,894           $6,738
Total interest expense                                 4,660            3,805
                                                      ------           ------
Net interest income                                    3,234            2,933
   Provision for losses on loans                          20                -
                                                      ------           ------

Net interest income after
   provision for losses on loans                       3,214            2,933
Other income:
   Net gain on sales of assets                            17              (17)
   Fee income                                            527              464
   Other                                                 120              158
                                                      ------           ------

Total other income                                       664              605
Other expenses:
   General and administrative                          2,969            2,964
                                                      ------           ------

Income before income taxes                               909              574
Income tax expense                                       301              189
                                                      ------           ------
Net income                                            $  608           $  385
                                                      ======           ======
Net income                                            $  608           $  385
Other comprehensive income:
   Unrealized gains (losses) on available-for-sale
   securities, net of related income taxes               519             (218)
                                                      ------           ------
Comprehensive income                                  $1,127              167
                                                      ======           ======
Basic earnings per share                              $ 0.48           $ 0.29
                                                      ======           ======
Diluted earnings per share                            $ 0.47           $ 0.28
                                                      ======           ======

Selected operating ratios (annualized):
   Net interest margin (ratio of net interest
    income to average interest-earning assets)          3.13%            3.13%
   Return on assets (ratio of net income to
    average total assets)                               0.55%            0.38%
   Return on equity (ratio of net income
    to average equity)                                  6.42%            4.03%

                     KANKAKEE BANCORP, INC. AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in Thousands, Except Per Share Data)

                                                           (Unaudited)
                                                  Nine Months Ended September 30,
                                                       2000             1999
                                                     -------          -------
Total interest income                                $22,092          $20,129
Total interest expense                                12,513           11,527
                                                     -------          -------
Net interest income                                    9,579            8,602
  Provision for losses on loans                           20                -
                                                     -------          -------

Net interest income after
  provision for losses on loans                        9,559            8,602
Other income:
  Net gain on sales of assets                             44               29
  Fee income                                           1,405            1,458
  Other                                                  408              534
                                                     -------          -------

Total other income                                     1,857            2,021
Other expenses:
  General and administrative                           8,592            8,737
                                                     -------          -------

Income before income taxes                             2,824            1,886
Income tax expense                                       948              620
                                                     -------          -------
Net income                                           $ 1,876          $ 1,266
                                                     =======          =======
Net income                                           $ 1,876          $ 1,266
Other comprehensive income:
  Unrealized gains (losses) on available-for-sale
  securities, net of related income taxes                421             (967)
                                                     -------          -------
Comprehensive income                                 $ 2,297          $   299
                                                     =======          =======
Basic earnings per share                             $  1.49          $  0.95
                                                     =======          =======
Diluted earnings per share                           $  1.45          $  0.90
                                                     =======          =======

Selected operating ratios (annualized):
  Net interest margin (ratio of net interest
   income to average interest-earning assets)           3.28%            3.05%
  Return on assets (ratio of net income to
   average total assets)                                0.60%            0.41%
  Return on equity (ratio of net income
   to average equity)                                   6.82%            4.38%

                     KANKAKEE BANCORP, INC. AND SUBSIDIARY
                              FINANCIAL HIGHLIGHTS
                 (Dollars in Thousands, Except Per Share Data)

                                                                       (Unaudited)
                                                                September 30,  December 31,
                                                                    2000           1999
                                                                 ----------     ----------
Selected Financial Condition Data:
  Total assets                                                   $  446,479     $  404,718
  Net loans, including loans held for sale                          326,271        270,360
  Allowance for losses on loans                                       2,140          2,171
  Mortgage-backed securities                                             84            109
  Mortgage-backed securities - available-for-sale                    17,022         17,491
  Investment securities, including certificates of deposit              452            356
  Investment securities-available-for-sale                           60,653         65,132
  Deposits                                                          379,639        354,977
  Total borrowings                                                   27,000         11,200
  Unrealized gains (losses) on securities available-
    for-sale, net of related income taxes                              (675)        (1,095)
  Stockholders' equity                                               37,851         36,248

  Shares outstanding                                              1,258,558      1,243,383

Stockholders' equity per share                                   $    30.07     $    29.15

Selected asset quality ratios:
  Non-performing assets to total assets                                0.41%          0.69%
  Allowance for losses on loans to non-performing loans              243.18%        124.20%
  Classified assets to total assets                                    1.39%          1.20%
  Allowance for losses on loans to classified assets                  34.39%         44.84%

Non-performing asset analysis:
  Non-accrual loans                                              $      587
  Loans past due 90 days and accruing                                   293
  Real estate owned and repossessed assets                              519
  Restructured Troubled Debt                                            445
                                                                 ----------
Total                                                            $    1,844
                                                                 ==========
Net loan charge-offs for quarter                                 $       26
                                                                 ==========

                                                                Three Months
                                                                    Ended
                                                                  09/30/00
                                                                 (Unaudited)
                                                                 -----------
Financial condition averages:
  Total assets                                                   $  439,764
  Earning assets                                                    409,848
  Net loans, including loans held for sale                          316,328
  Stockholders' equity                                               37,569
  Deposits                                                          375,979
  Borrowings                                                         23,750

Average outstanding shares, including equivalents                 1,302,037

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